Exhibit 99.1

CHARDAN HEALTHCARE ACQUISITION 2 CORP. ANNOUNCES STOCKHOLDER APPROVAL OF BUSINESS COMBINATION WITH RENOVACOR, INC.

New York, NY, September 1, 2021 – Chardan Healthcare Acquisition 2 Corp. (NYSE: CHAQ) (“CHAQ”), a special purpose acquisition company sponsored by Chardan Capital Markets (“Chardan”), today announced the results for the proposals considered and voted upon by its stockholders at its special meeting held on September 1, 2021 (the “Special Meeting”), regarding the proposed business combination with Renovacor, Inc. (“Renovacor”), an early-stage biotechnology company developing adeno-associated virus (AAV)-based gene therapies for devastating cardiovascular and central nervous system diseases resulting from BAG3 gene variants. CHAQ reported that all of the various proposals giving effect to the previously announced business combination between CHAQ and Renovacor were approved by approximately 97.3% of the shares of CHAQ common stock voted at the Special Meeting.

The closing of the business combination is expected to take place on September 2, 2021. Following the closing of the business combination, the combined company will be renamed “Renovacor, Inc.” and its common stock and warrants are expected to commence trading on the New York Stock Exchange under the ticker symbols “RCOR” and “RCOR.WS”, respectively, on September 3, 2021. Renovacor will continue to operate under its existing management team led by Magdalene Cook, M.D., its chief executive officer.

The deadline for electing redemptions of CHAQ common stock has passed and the transaction will provide gross proceeds of approximately $95.1 million, including $30.0 million from the concurrent closing of a previously announced private placement investment in public equity (PIPE) financing.

A group of premier investors participated in the PIPE financing, including RTW Investments LP, Surveyor Capital (a Citadel company), Chardan Healthcare Investments, Acorn Bioventures, Innogest Capital and Longview Ventures (an affiliate of Broadview Ventures). Other top-tier investors participating in the business combination include 683 Capital, Affinity Asset Advisors, Altium Capital, Ikarian Capital, Sio Capital Management and South Ocean Capital Management.

Chardan acted as M&A advisor and placement agent for CHAQ. Latham & Watkins LLP acted as legal counsel for CHAQ. Troutman Pepper Hamilton Sanders LLP acted as legal counsel for Renovacor.

About Chardan Healthcare Acquisition 2 Corp.

CHAQ is a special purpose acquisition company formed for the purpose of effecting a merger, acquisition, or similar business combination. CHAQ was founded and sponsored by Chardan. CHAQ is Chardan’s sixth publicly traded acquisition vehicle. No part of Chardan’s website is incorporated by reference into or otherwise deemed to be a part of this press release.

About Renovacor

Renovacor is a preclinical stage gene therapy company developing a pipeline of innovative and proprietary AAV-based gene therapies for BAG3 gene mutation-associated diseases in areas of high unmet medical need. Renovacor’s therapeutic focus is initially on cardiovascular disease, with a lead program in BAG3 mutation-associated dilated cardiomyopathy. For more information, please visit www.renovacor.com. No part of Renovacor’s website is incorporated by reference into or otherwise deemed to be a part of this press release.

Forward Looking Statements

This communication contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the anticipated timing of the business combination and Renovacor’s products under development. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of CHAQ’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and proxy statement discussed above and other documents filed by CHAQ from time to time with the SEC. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Renovacor and CHAQ assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Renovacor nor CHAQ gives any assurance that either Renovacor or CHAQ will achieve its expectations.

Investor Contact:

John Mullaly

LifeSci Advisors

617-429-3548

jmullaly@lifesciadvisors.com

Media Contact:

Patrick Bursey

LifeSci Communications

646-970-4688

pbursey@lifescicomms.com